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                                 EXHIBIT 22
                            IONICS, INCORPORATED

                       SUBSIDIARIES OF THE REGISTRANT






                                             State or Other Jurisdiction
        Name                                       of Incorporation


Ionics Foreign Sales Corporation Limited            Jamaica

Global Water Services, S.A.                         Panama

Ionics Italba, S.p.A.                               Italy

Ionics Iberica, S.A.                                Spain

Ionics Nederland B.V.                               The Netherlands

Ionics Ultrapure Water Corporation                  California

Ionics Securities Corporation                       Massachusetts

Ionics (U.K.) Limited                               United Kingdom

Ionics (Bermuda) Ltd.                               Bermuda

Elite Chemicals Pty. Ltd.                           Australia

Eau et Industrie                                    France

Resources Conservation Co. International            Delaware













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